Exhibit 10.3

WALGREENS BOOTS ALLIANCE, INC.

2021 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

These materials, which may include descriptions of company stock plans, prospectuses and other information and documents, and the information they contain, are provided by Walgreens Boots Alliance, Inc., not by Fidelity, and are not an offer or solicitation by Fidelity for the purchase of any securities or financial instruments. These materials were prepared by Walgreens Boots Alliance, Inc., which is solely responsible for their contents and for compliance with legal and regulatory requirements. Fidelity is not connected with any offering or acting as an underwriter in connection with any offering of securities or financial instruments of Walgreens Boots Alliance, Inc. Fidelity does not review, approve or endorse the contents of these materials and is not responsible for their content.

WALGREENS BOOTS ALLIANCE, INC.

2021 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Participant Name:

Participant ID:

Grant Date:                (the “Grant Date”)

Units Granted:

Vesting: Three years from Grant Date (the “Vesting Date”)

Acceptance Date:

Electronic Signature:

This document (referred to below as this “Agreement”) spells out the terms and conditions of the Restricted Stock Unit Award (the “Award”) granted to you by Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), pursuant to the Walgreens Boots Alliance, Inc. 2021 Omnibus Incentive Plan (the “Plan”) on and as of the Grant Date designated above. Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan. For purposes of this Agreement, “Employer” means the entity (the Company or the Affiliate) that employs you on the applicable date. The Plan, as it may be amended from time to time, is incorporated into this Agreement by this reference.

You and the Company agree as follows:

1. Grant of Restricted Stock Units. Pursuant to the approval and direction of the Compensation and Leadership Performance Committee of the Company’s Board of Directors (the “Committee”), the Company hereby grants you the number of Restricted Stock Units specified above (the “Restricted Stock Units”), subject to the terms and conditions of the Plan and this Agreement.

2. Restricted Stock Unit Account and Dividend Equivalents. The Company will maintain an account (the “Account”) on its books in your name to reflect the number of Restricted Stock Units awarded to you as well as any additional Restricted Stock Units credited as a result of Dividend Equivalents. The Account will be administered as follows:

(a) The Account is for recordkeeping purposes only, and no assets or other amounts shall be set aside from the Company’s general assets with respect to such Account.

(b) As of each record date with respect to which a cash dividend is to be paid with respect to shares of Company common stock par value US$.01 per share (“Stock”), the Company will credit your Account with an equivalent amount of Restricted Stock Units determined by dividing the value of the cash dividend that would have been paid on your Restricted Stock Units if they had been shares of Stock, divided by the value of Stock on such date.

(c) If dividends are paid in the form of shares of Stock rather than cash, then your Account will be credited with one additional Restricted Stock Unit for each share of Stock that would have been received as a dividend had your outstanding Restricted Stock Units been shares of Stock.

(d) Additional Restricted Stock Units credited via Dividend Equivalents shall vest or be forfeited at the same time as the Restricted Stock Units to which they relate.

3. Restricted Period. The period prior to the vesting date with respect each Restricted Stock Unit is referred to as the “Restricted Period.” Subject to the provisions of the Plan and this Agreement, unless vested or forfeited earlier as described in Section 4, 5, 6 or 7 of this Agreement, as applicable, your Restricted Stock Units will become vested and be settled as described in Section 8 below, as of the vesting date or dates indicated in the introduction to this Agreement, provided the performance goal in this Section 3 (“Performance Goal”) is satisfied as of the end of the applicable performance period. The Performance Goal will be established and certified by the Committee and cover one or more Company performance goals over the course of the Company’s 2023 fiscal year. If the Performance Goal is not attained as of the end of this performance period, the Restricted Stock Units awarded hereunder shall be thereupon forfeited.

4. Disability or Death. If during the Restricted Period you have a Termination of Service by reason of Disability or death, then the Restricted Stock Units will become fully vested as of the date of your Termination of Service and the Vesting Date shall become the date of your Termination of Service. Any Restricted Stock Units becoming vested by reason of your Termination of Service by reason of Disability or death shall be settled as provided in Section 8.

5. Retirement. If prior to the end of the first 12 months of the Restricted Period you have a Termination of Service by reason of retirement from the Company’s Board of Directors, as reasonably determined and approved by the Committee, then, subject to such approval and subject to satisfaction of the Performance Goal, the Restricted Stock Units will become vested on a prorated basis as of the later of the end of the performance period for the Performance Goal and the date of your Termination of Service, with such pro-ration based on the number of full months of service completed during the Restricted Period, divided by 36 months. If on or after the end of the first 12 months of the Restricted Period you have a Termination of Service by reason of retirement from the Company’s Board of Directors, as reasonably determined and approved by the Committee, then, subject to such approval and subject to satisfaction of the Performance Goal, the Restricted Stock Units will become fully vested as of the date of your Termination of Service. Any Restricted Stock Units becoming vested by reason of your retirement shall be settled as provided in Section 8.

6. Termination of Service Following a Change in Control. If during the Restricted Period there is a Change in Control of the Company and within the one-year period thereafter you have a Termination of Service initiated by your Employer other than for Cause (as defined in Section 7), then your Restricted Stock Units shall become fully vested, and they shall be settled in accordance with Section 9. For purposes of this Section 6, a Termination of Service initiated by your Employer shall include a Termination of Employment for Good Reason under - and pursuant to the terms and conditions of – the Walgreens Boots Alliance, Inc. Executive Severance and Change in Control Plan, but only to the extent applicable to you as an eligible participant in such Plan.

7. Other Termination of Service. If during the Restricted Period you have a voluntary or involuntary Termination of Service for any reason other than as set forth in Section 4, 5 or 6 above or Section 9 below, as determined by the Committee, then you shall thereupon forfeit any Restricted Stock Units that are still in a Restricted Period on your termination date. For purposes of this Agreement, “Cause” means any one or more of the following, as determined by the Committee in its sole discretion:

(a) your commission of a felony or any crime of moral turpitude;

(b) your dishonesty or material violation of standards of integrity in the course of fulfilling your duties to the Company or any Affiliate;

(c) your material violation of a material written policy of the Company or any Affiliate violation of which is grounds for immediate termination;

(d) your willful and deliberate failure to perform your duties to the Company or any Affiliate in any material respect, after reasonable notice of such failure and an opportunity to correct it; or

(e) your failure to comply in any material respect with the United States (“U.S.”) Foreign Corrupt Practices Act, the U.S. Securities Act of 1933, the Exchange Act, the U.S. Sarbanes-Oxley Act of 2002, the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the U.S. Truth in Negotiations Act, or any rules or regulations thereunder.

8. Settlement of Vested Restricted Stock Units. Subject to the requirements of Section 13 below, as promptly as practicable after the applicable Vesting Date, whether occurring upon your Separation from Service or otherwise, but in no event later than 75 days after the Vesting Date, the Company shall transfer to you one share of Stock for each Restricted Stock Unit becoming vested at such time, net of any applicable tax withholding requirements in accordance with Section 10 below; provided, however, that, if you are a Specified Employee at the time of Separation from Service, then to the extent your Restricted Stock Units are deferred compensation subject to Section 409A of the Code, settlement of which is triggered by your Separation from Service (other than for death), payment shall not be made until the date which is six months after your Separation from Service.

Notwithstanding the foregoing, if you are resident or employed outside of the U.S., the Company, in its sole discretion, may provide for the settlement of the Restricted Stock Units in the form of:

(a) a cash payment (in an amount equal to the Fair Market Value of the Stock that corresponds with the number of vested Restricted Stock Units) to the extent that settlement in shares of Stock (i) is prohibited under local law, (ii) would require you, the Company or an Affiliate to obtain the approval of any governmental or regulatory body in your country of residence (or country of employment, if different), (iii) would result in adverse tax consequences for you, the Company or an Affiliate or (iv) is administratively burdensome; or

(b) shares of Stock, but require you to sell such shares of Stock immediately or within a specified period following your Termination of Service (in which case, you hereby agree that the Company shall have the authority to issue sale instructions in relation to such shares of Stock on your behalf).

9. Settlement Following Change in Control. Notwithstanding any provision of this Agreement to the contrary, the Company may, in its sole discretion, fulfill its obligation with respect to all or any portion of the Restricted Stock Units that become vested in accordance with Section 6 above, by:

(a) delivery of (i) the number of shares of Stock that corresponds with the number of Restricted Stock Units that have become vested or (ii) such other ownership interest as such shares of Stock that correspond with the vested Restricted Stock Units may be converted into by virtue of the Change in Control transaction;

(b) payment of cash in an amount equal to the Fair Market Value of the Stock that corresponds with the number of vested Restricted Stock Units at that time; or

(c) delivery of any combination of shares of Stock (or other converted ownership interest) and cash having an aggregate Fair Market Value equal to the Fair Market Value of the Stock that corresponds with the number of Restricted Stock Units that have become vested at that time.

Settlement shall be made as soon as practical after the Restricted Stock Units become fully vested under Section 6, but in no event later than 30 days after such date.

10. Responsibility for Taxes; Tax Withholding.

(a) You acknowledge that, regardless of any action taken by the Company or your Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or your Employer, if any. You further acknowledge that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of any Dividend Equivalents and/or dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all Tax-Related Items. In this regard, except as provided below, the Company, your Employer or its agent shall satisfy the obligations with regard to all Tax-Related Items by withholding from the shares of Stock to be delivered upon settlement of the Award that number of shares of Stock having a Fair Market Value equal to the amount required by law to be withheld. For purposes of the foregoing tax withholding, no fractional shares of Stock will be withheld. Notwithstanding the foregoing, if you are a Section 16 officer of the Company under the Exchange Act at the time of any applicable tax withholding event, you may make a cash payment to the Company, your Employer or its agent to cover the Tax-Related Items that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan. If you are not a Section 16 officer of the Company at the time of any applicable tax withholding event, the Company and/or your Employer may (in its sole discretion) allow you to make a cash payment to the Company, your Employer or its agent to cover such Tax-Related Items.

The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates (as determined by the Company in good faith and in its sole discretion) or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the share equivalent. If the obligation for Tax-Related Items is satisfied by withholding from the shares of Stock to be delivered upon settlement of the Award, for tax purposes, you will be deemed to have been issued the full number of shares of Stock subject to the earned Award, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

The Company may refuse to issue or deliver the shares of Stock (or cash payment) or the proceeds from the sale of shares of Stock if you fail to comply with your obligations in connection with the Tax-Related Items.

11. Nontransferability. During the Restricted Period and thereafter until Stock is transferred to you in settlement thereof, you may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Restricted Stock Units whether voluntarily or involuntarily or by operation of law, other than by beneficiary designation effective upon your death, or by will or by the laws of intestacy.

12. Rights as Stockholder. You shall have no rights as a stockholder of the Company with respect to the Restricted Stock Units until such time as a certificate of stock for the Stock issued in settlement of such Restricted Stock Units has been issued to you or such shares of Stock have been recorded in your name in book entry form. Until that time, you shall not have any voting rights with respect to the Restricted Stock Units. Except as provided in Section 9 above, no adjustment shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date on which you become the holder of record thereof. Anything herein to the contrary notwithstanding, if a law or any regulation of the U.S. Securities and Exchange Commission or of any other regulatory body having jurisdiction shall require the Company or you to take any action before shares of Stock can be delivered to you hereunder, then the date of delivery of such shares may be delayed accordingly.

13. Securities Laws. If a Registration Statement under the U.S. Securities Act of 1933, as amended, is not in effect with respect to the shares of Stock to be delivered pursuant to this Agreement, you hereby represent that you are acquiring the shares of Stock for investment and with no present intention of selling or transferring them and that you will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Stock may then be listed.

14. Not a Public Offering. If you are resident outside the U.S., the grant of the Restricted Stock Units is not intended to be a public offering of securities in your country of residence (or country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Restricted Stock Units is not subject to the supervision of the local securities authorities.

15. Insider Trading/Market Abuse Laws. By participating in the Plan, you agree to comply with the Company’s policy on insider trading, to the extent that it is applicable to you. You further acknowledge that, depending on your or your broker’s country of residence or where the shares of Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws that may affect your ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock, or rights linked to the value of shares of Stock during such times you are considered to have “inside information” regarding the Company as defined by the laws or regulations in your country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties include fellow employees and/or service providers. Any restrictions under these laws and regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions and, therefore, you should consult your personal advisor on this matter.

16. Repatriation; Compliance with Law. If you are resident or employed outside the U.S., you agree to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan in accordance with applicable foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and/or regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal obligations under local laws, rules and/or regulations in your country of residence (and country of employment, if different).

17. No Advice Regarding Grant. No employee of the Company is permitted to advise you regarding your participation in the Plan or your acquisition or sale of the shares of Stock underlying the Restricted Stock Units. You are hereby advised to consult with your own personal tax, legal and financial advisors before taking any action related to the Plan.

18. Change in Stock. In the event of any change in Stock, by reason of any stock dividend, recapitalization, reorganization, split-up, merger, consolidation, exchange of shares, or of any similar change affecting the shares of Stock, the number of Restricted Stock Units subject to this Agreement shall be equitably adjusted by the Committee.

19. Nature of the Award. In accepting the Award, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and limited in duration, and it may be modified, amended, suspended or terminated by the Company, in its sole discretion, at any time;

(b) the grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(c) all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of the Award, the number of shares subject to the Award, and the vesting provisions applicable to the Award;

(d) the Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Affiliate and shall not interfere with the ability of the Company, your Employer or an Affiliate, as applicable, to terminate your employment or service relationship;

(e) you are voluntarily participating in the Plan;

(f) the Award and the shares of Stock subject to the Award are not intended to replace any pension rights or compensation;

(g) the Award, the shares of Stock subject to the Award and the income and value of the same, is an extraordinary item of compensation outside the scope of your employment (and employment contract, if any) and is not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, your Employer or any Affiliate;

(h) the future value of the shares of Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;

(i) unless otherwise determined by the Committee in its sole discretion, a Termination of Service shall be effective from the date on which active employment or service ends and shall not be extended by any statutory or common law notice of termination period;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from a Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, your Employer or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company, the Employer and all Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k) unless otherwise provided herein, in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock of the Company; and

(l) neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any shares of Stock acquired upon settlement of the Award.

20. Committee Authority; Recoupment. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, including the enforcement of any recoupment policy, all of which shall be binding upon you and any claimant. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

21. Non-Competition, Non-Solicitation and Confidentiality. As a condition to the receipt of this Award, you must agree to the Non-Competition, Non-Solicitation and Confidentiality Agreement (the “NNCA Agreement”) attached hereto as Exhibit A. By clicking the acceptance box for this Agreement, you also agree to the terms and conditions expressed in the NNCA Agreement. Failure to accept the terms of this Agreement and NNCA Agreement within 120 days of the Grant Date shall constitute your decision to decline to accept this Award.

22. Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies you of the following in relation to your personal data and the collection, processing and transfer of such data in relation to the Company’s grant of the Restricted Stock Units and your participation in the Plan. The collection, processing and transfer of personal data is necessary for the Company’s administration of the Plan and your participation in the Plan, and your denial and/or objection to the collection, processing and transfer of personal data may affect your participation in the Plan. As such, you voluntarily acknowledge and consent (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein:

(a) The Company and your Employer hold certain personal information about you, specifically: your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all entitlements to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by you or collected, where lawful, from the Company, its Affiliates and/or third parties, and the Company and your Employer will process the Data for the exclusive purpose of implementing, administering and managing your participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence (or country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for your participation in the Plan.

(b) The Company and your Employer will transfer Data internally as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and/or your Employer may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. You hereby authorize (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, as may be required for the administration of the Plan and/or the subsequent holding of the shares of Stock on your behalf, to a broker or other third party with whom you may elect to deposit any shares of Stock acquired pursuant to the Plan.

(c) You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data, (iv) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan, and (v) withdraw your consent to the collection, processing or transfer of Data as provided hereunder (in which case, your Restricted Stock Units will become null and void). You may seek to exercise these rights by contacting your Human Resources manager or the Company’s Human Resources Department, who may direct the matter to the applicable Company privacy official.

23. Addendum to Agreement. Notwithstanding any provision of this Agreement to the contrary, the Restricted Stock Units shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) as set forth in the addendum to the Agreement, attached hereto as Exhibit B (the “Addendum”). Further, if you transfer your residence and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). The Addendum shall constitute part of this Agreement.

24. Additional Requirements. The Company reserves the right to impose other requirements on the Restricted Stock Units, any shares of Stock acquired pursuant to the Restricted Stock Units and your participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

25. Amendment or Modification, Waiver. Except as set forth in the Plan, no provision of this Agreement may be amended or waived unless the amendment or waiver is agreed to in writing, signed by you and by a duly authorized officer of the Company. No waiver of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

26. Electronic Delivery. The Company may, in its sole discretion, deliver by electronic means any documents related to the Award or your future participation in the Plan. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

27. Governing Law and Jurisdiction. This Agreement is governed by the substantive and procedural laws of the state of Illinois, U.S.A. You and the Company shall submit to the exclusive jurisdiction of, and venue in, the courts in Illinois, U.S.A., in any dispute relating to this Agreement without regard to any choice of law rules thereof which might apply the laws of any other jurisdictions.

28. English Language. If you are resident in a country where English is not an official language, you acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. You further acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement, the Plan and any other documents related to the Award. If you have received this Agreement, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

29. Conformity with Applicable Law. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

30. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder.

****

This Agreement contains highly sensitive and confidential information. Please handle it accordingly.

Please read the attached Exhibits A and B. Once you have read and understood this Agreement and Exhibits A and B, please click the acceptance box to certify and confirm your agreement to be bound by the terms and conditions of this Agreement and Exhibits A and B, as applicable, and to acknowledge your receipt of the Prospectus, the Plan and this Agreement and your acceptance of the terms and conditions of the Award granted hereunder.

EXHIBIT A

WALGREENS BOOTS ALLIANCE, INC. NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

This Exhibit (the “Non-Compete Agreement”) forms a part of the Restricted Stock Unit Award Agreement (the “Award Agreement”) covering restricted stock units awarded to an employee (“Employee” or “I”) of Walgreens Boots Alliance, Inc. or an affiliate thereof, on behalf of itself, its affiliates, subsidiaries, and successors (collectively referred to as the “Company”).

WHEREAS, the Company develops and/or uses valuable business, technical, proprietary, customer and patient information it protects by limiting its disclosure and by keeping it secret or confidential;

WHEREAS, I acknowledge that during the course of employment, I have or will receive, contribute, or develop such Confidential Information and Trade Secrets (as defined below); and

WHEREAS, the Company desires to protect from third parties (e.g. competitors and customers) such Confidential Information and Trade Secrets and also desires to protect its legitimate business interests and goodwill in maintaining its employee and customer relationships.

NOW THEREFORE, in consideration of the Restricted Stock Units issued to me pursuant to the Award Agreement (to which this Non-Compete Agreement is attached as Exhibit A) and for other good and valuable consideration, including but not limited to employment or continued employment, the specialized knowledge, skill and training that the Company provides me, and the goodwill that I develop with customers on behalf of the Company, I agree to be bound by the terms of this Non-Compete Agreement as follows:

1. Confidentiality.

(a) At all times during and after the termination of my employment with the Company, I will not, without the Company’s prior written permission, directly or indirectly for any purpose other than performance of my duties for the Company, utilize or disclose to anyone outside of the Company any Trade Secrets (defined in subparagraph 1(a)(i)) or other Confidential Information (defined in subparagraph 1(a)(ii)) or any information received by the Company in confidence from or about third parties, as long as such matters remain Trade Secrets or otherwise confidential.

(i) For purposes of this Non-Compete Agreement, “Trade Secrets” means a form of intellectual property that are protectable under applicable state and/or Federal law, including the Uniform Trade Secrets Act (as amended and adapted by the states) and the Federal Defend Trade Secrets Act of 2016 (the “DTSA”). They include all tangible and intangible (e.g., electronic) forms and types of information that is held and kept confidential by the Company and is not generally known outside of the Company, including but not limited to information about: the Company’s financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs or codes, and may in particular include such things as pricing information, business records, software programs, algorithms, inventions, patent applications, and designs and processes not known outside the Company.

(ii) For purposes of this Non-Compete Agreement, “Confidential Information” means Trade Secrets and, more broadly, any other tangible and intangible (e.g., electronic) forms and types of information that are held and kept confidential by the Company and are not generally known outside the Company, and which relates to the actual or anticipated business of the Company or the Company’s actual or prospective vendors or clients. Confidential Information shall not be considered generally known to the public if is revealed improperly to the public by me or others without the Company’s express written consent and/or in violation of an obligation of confidentiality to the Company. Examples of Confidential Information include, but are not limited to: customer, referral source, supplier and contractor identification and contacts; special contract terms; pricing and margins; business, marketing and customer plans and strategies; financial data; company created (or licensed) techniques; technical know-how; research, development and production information; processes, prototypes, software, patent applications and plans, projections, proposals, discussion guides, and/or personal or performance information about employees.

(b) I understand that this obligation of non-disclosure shall last so long as the information remains confidential. I, however, understand that, if I live and work primarily in Wisconsin, Virginia, or any other state requiring a temporal limit on non-disclosure clauses, Confidential Information shall be protected for two (2) years following termination of my employment (for any reason). I also understand that Trade Secrets are protected by statute and are not subject to any time limits. I also agree to contact the Company before using, disclosing, or distributing any Confidential Information or Trade Secrets if I have any questions about whether such information is protected information.

(c) The restrictions set forth in this paragraph are in addition to and not in lieu of any obligations or rights I have by law with respect to the Company’s Confidential Information. Consistent with subparagraph 9(n) below, nothing herein shall prohibit me from disclosing Confidential Information or Trade Secrets if compelled by order of court or an agency of competent jurisdiction or as required by law; however, I shall take reasonable steps to protect such disclosure of Confidential Information or Trade Secrets. Pursuant to the Defend Trade Secrets Act of 2016 (DTSA), I understand that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that: (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, I understand that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the Trade Secret to his or her attorney and use the Trade Secret information in the court proceeding, so long as any document containing the Trade Secret is filed under seal and the individual does not disclose the Trade Secret, except pursuant to court order. Nothing in this Non-Compete Agreement is intended to conflict with the DTSA or create liability for disclosures of Trade Secrets that are expressly allowed by DTSA.

2. Non-Competition. I agree that during my employment with the Company and for twelve (12) months after the termination of my employment (for any reason), I will not, directly or indirectly have Responsibilities with respect to any Competing Business Line. As set forth in subparagraph 9(b) below, I understand that the restrictions in this paragraph apply no matter whether my employment is terminated by me or the Company and no matter whether that termination is voluntary or involuntary. These restrictions shall not apply to passive investments of less than five percent (5%) ownership interest in any entity. For purposes of this Non-Compete Agreement, “Responsibilities” means the same or similar material responsibilities I performed for the Company during the two (2) years prior to my last day of employment with the Company and within the same geographic area, or portion thereof, where I performed those responsibilities for the Company. For purposes of this Non-Compete Agreement, “Competing Business Line” means any business that is in competition with any business engaged in by the Company and for which I had Responsibilities during the two (2) years prior to my last day of employment with the Company. Competing Business Line shall also include businesses or business lines that may not be directly competitive with the Company in most respects (such as pharmacy benefit managers), but only to the extent I am engaged by any such business in a role: (a) that involves my performing Responsibilities for Competing Products or Services; or (b) where I would be called upon to inevitably rely upon or disclose Confidential Information and such reliance or disclosure would competitively harm the Company. For purposes of this Non-Compete Agreement, “Competing Products or Services” means products or services that are competitive with products or services offered by, developed by, designed by or distributed by the Company during the two (2) years prior to my last day of employment with the Company.

3. Non-Solicitation. I agree that during my employment with the Company and for two (2) years after the termination of my employment from the Company (for any reason):

(a) I will not directly or indirectly, solicit any Restricted Customer for purposes of providing Competing Products or Services, or offer, provide or sell Competing Products or Services to any Restricted Customer. For purposes of this Non-Compete Agreement, “Restricted Customer” means any person, company or entity that was a customer, vendor, supplier or referral source of the Company and with which I had direct contact for purposes of performing responsibilities for the Company or for which I had supervisory responsibilities on behalf of the Company, in either case at any time during the two (2) years prior to my last day of employment with the Company. To the extent permitted by applicable law, “Restricted Customer” also means any prospective customer(s), vendor(s), supplier(s) or referral source(s) with which I had business contact on behalf of the Company in the twelve (12) months prior to my last day of employment with the Company; and

(b) I will not, nor will I assist any third party to, directly or indirectly (i) raid, solicit, or attempt to persuade any then-current employee of the Company with whom I currently work or with whom I had direct contact work during the two years prior to my last day of employment with the Company, and who possesses or had access to Confidential Information of the Company, to leave the employ of the Company; (ii) interfere with the performance by any such employee of his/her duties for the Company; and/or (iii) communicate with any such employee for the purposes described in items (i) and (ii) in this subparagraph 3(b).

4. Non-Inducement. I will not directly or indirectly assist or encourage any person or entity in carrying out or conducting any activity that would be prohibited by this Non-Compete Agreement if such activity were carried out or conducted by me.

5. Non-Disparagement. During my employment with the Company and thereafter, I agree not to make negative comments or otherwise disparage the Company or any of its officers, directors, employees, shareholders, members, agents or products. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings); and the foregoing shall not apply to any claims for harassment or discrimination to the extent so restricted by applicable state law.

6. Intellectual Property. The term “Intellectual Property” shall mean all trade secrets, ideas, inventions, designs, developments, devices, software, computer programs, methods and processes (whether or not patented or patentable, reduced to practice or included in the Confidential Information) and all patents and patent applications related thereto, all copyrights, copyrightable works and mask works (whether or not included in the Confidential Information) and all registrations and applications for registration related thereto, all Confidential Information, and all other proprietary rights contributed to, or conceived or created by, or reduced to practice by me or anyone acting on my behalf (whether alone or jointly with others) at any time from the beginning of my employment with the Company to the termination of that employment plus ninety (90) days, that (i) relate to the business or to the actual or anticipated research or development of the Company; (ii) result from any services that I or anyone acting on my behalf perform for the Company; or (iii) are created using the equipment, supplies or facilities of the Company or any Confidential Information.

a. Ownership. All Intellectual Property is, shall be and shall remain the exclusive property of the Company. I hereby assign to the Company all right, title and interest, if any, in and to the Intellectual Property; provided, however, that, when applicable, the Company shall own the copyrights in all copyrightable works included in the Intellectual Property pursuant to the “work-made-for-hire” doctrine (rather than by assignment), as such term is defined in the 1976 Copyright Act. All Intellectual Property shall be owned by the Company irrespective of any copyright notices or confidentiality legends to the contrary that may be placed on such works by me or by others. I shall ensure that all copyright notices and confidentiality legends on all work product authored by me or anyone acting on his/her behalf shall conform to the Company’s practices and shall specify the Company as the owner of the work. The Company hereby provides notice to me that the obligation to assign does not apply to an invention for which no equipment, supplies, facility, or Trade Secrets of the Company was used and which was developed entirely on my own time, unless (i) the invention relates (1) to the business of the Company, or (2) to the Company’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by me for the Company.

b. Keep Records. I shall keep and maintain, or cause to be kept and maintained by anyone acting on my behalf, adequate and current written records of all Intellectual Property in the form of notes, sketches, drawings, computer files, reports or other documents relating thereto. Such records shall be and shall remain the exclusive property of the Company and shall be available to the Company at all times during my employment with the Company.

c. Assistance. I shall supply all assistance requested in securing for the Company’s benefit any patent, copyright, trademark, service mark, license, right or other evidence of ownership of any such Intellectual Property, and will provide full information regarding any such item and execute all appropriate documentation prepared by Company in applying or otherwise registering, in the Company’s name, all rights to any such item or the defense and protection of such Intellectual Property.

d. Prior Inventions. I have disclosed to the Company any continuing obligations to any third party with respect to Intellectual Property. I claim no rights to any inventions created prior to his/her employment for which a patent application has not previously been filed, unless he/she has described them in detail on a schedule attached to this Non-Compete Agreement.

e. Trade Secret Provisions. The provisions in paragraph 1 of this Non-Compete Agreement with regard to Trade Secrets and the DTSA shall apply as well in the context of the parties’ Intellectual Property rights and obligations.

7. Return of Company Property. I agree that all documents and data accessible to me during my employment with the Company, including Confidential Information and Trade Secrets, regardless of format (electronic or hard copy), including but not limited to any Company computer, monitor, printer equipment, external drives, wireless access equipment, telecom equipment and systems (“Company Equipment”), are and remain the sole and exclusive property of the Company and/or its clients, and must be returned to the Company upon separation or upon demand by the Company. I further agree that I will provide passwords to access such Company Equipment and I will not print, retain, copy, destroy, modify or erase Company U.S. data on Company Equipment or otherwise wipe Company Equipment prior to returning the Company Equipment. I further acknowledge and agree that, beginning on my last day of employment, (a) I shall remove any reference to the Company as my current employer from any source I control, either directly or Indirectly, including, but not limited to, any social media, including LinkedIn, Facebook, Twitter, Instagram, Google+, and/or MySpace, etc. and (b) I am not permitted to represent that I am currently being employed by the Company to any person or entity, including, but not limited to, on any social media.

8. Consideration and Acknowledgments. I acknowledge and agree that the covenants described in this Non-Compete Agreement are essential terms, and the underlying Restricted Stock Unit Award would not be provided by the Company in the absence of these covenants. I further acknowledge that these covenants are supported by adequate consideration as set forth in this Non-Compete Agreement and are not in conflict with any public interest. I further acknowledge and agree that I fully understand these covenants, have had full and complete opportunity to discuss and resolve any ambiguities or uncertainties regarding these covenants before signing this Non-Compete Agreement, and have voluntarily agreed to comply with these covenants for their stated terms. I further acknowledge and agree that these covenants are reasonable and enforceable in all respects.

9. Enforceability; General Provisions.

(a) I understand that my non-compete and/or non-solicitation obligations in this Non-Compete Agreement shall not apply to me if I am covered under applicable state or local statutory law prohibiting non-competes or non-solicits on the basis of my income and/or position level at the time of enforcement, including but not limited to those addressed in Exhibit A-1.

(b) I agree that the restrictions contained in this Non-Compete Agreement are reasonable and necessary to protect the Company’s legitimate business interests and that full compliance with the terms of this Non-Compete Agreement will not prevent me from earning a livelihood following the termination of my employment, and that these covenants do not place undue restraint on me. I further understand that the restrictions in this Non-Compete Agreement apply no matter whether my employment is terminated by me or the Company and no matter whether that termination is voluntary or involuntary.

(c) Because the Company is incorporated in the state of Delaware (i) this Non-Compete Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of law provisions, and (ii) I consent to personal jurisdiction and the exclusive jurisdiction of the state and federal courts of Delaware with respect to any claim, dispute or declaration arising out of this Non-Compete Agreement.

(d) In the event of a breach or a threatened breach of this Non-Compete Agreement, I acknowledge that the Company will face irreparable injury which may be difficult to calculate in dollar terms and that the Company shall be entitled, in addition to all remedies otherwise available in law or in equity, to temporary restraining orders and preliminary and final injunctions enjoining such breach or threatened breach in any court of competent jurisdiction without the necessity of posting a surety bond, as well as to obtain an equitable accounting of all profits or benefits arising out of any violation of this Non-Compete Agreement.

(e) I agree that if a court determines that any of the provisions in this Non-Compete Agreement is unenforceable or unreasonable in duration, territory, or activity, then that court shall modify those provisions so they are reasonable and enforceable, and enforce those provisions as modified.

(f) If any one or more provisions (including paragraphs, subparagraphs and terms) of this Non-Compete Agreement or its application is determined to be invalid, illegal, or unenforceable to any extent or for any reason by a court of competent jurisdiction, I agree that the remaining provisions (including paragraphs, subparagraphs and terms) of this Non-Compete Agreement will still be valid and the provision declared to be invalid or illegal or unenforceable will be considered to be severed and deleted from the rest of this Non-Compete Agreement. I further agree that if any court of competent jurisdiction finds any of the restrictions set forth in this Non-Compete Agreement to be overly broad and unenforceable, the restriction shall be interpreted to extend only over the maximum time period, geographic area, or range of activities or clients that such court deems enforceable

(g) Notwithstanding the foregoing provisions of this Non-Compete Agreement, the non-competition provisions of paragraph 2 above shall not restrict me from performing legal services as a licensed attorney for a Competing Business to the extent that the attorney licensure requirements in the applicable jurisdiction do not permit me to agree to the otherwise applicable restrictions of paragraph 2.

(h) Waiver of any of the provisions of this Non-Compete Agreement by the Company in any particular instance shall not be deemed to be a waiver of any provision in any other instance and/or of the Company’s other rights at law or under this Non-Compete Agreement.

(i) I agree that the Company may assign this Non-Compete Agreement to its successors and assigns and that any such successor or assign may stand in the Company’s stead for purposes of enforcing this Non-Compete Agreement.

(j) I agree to reimburse the Company for all attorneys’ fees, costs, and expenses that it reasonably incurs in connection with enforcing its rights and remedies under this Non-Compete Agreement, but only to the extent the Company is ultimately the prevailing party in the applicable legal proceedings.

(k) I understand and agree that, where allowed by applicable law, the time for my obligations set out in paragraphs 2-6 shall be extended for period of non-compliance up to an additional two (2) years following my last day of employment with the Company (for any reason).

(l) I fully understand my obligations in this Non-Compete Agreement, have had full and complete opportunity to discuss and resolve any ambiguities or uncertainties regarding these covenants before signing this Non-Compete Agreement, and have voluntarily agreed to comply with these covenants for their stated terms.

(m) I agree that all non-competition, non-solicitation, non-disclosure and use, non-recruiting, and disclosure obligations in this Non-Compete Agreement shall survive any termination of this Non-Compete Agreement and extend to the proscribed periods following my last day of employment with the Company (for any reason) and no dispute regarding any other provisions of this Non-Compete Agreement or regarding my employment or the termination of my employment shall prevent the operation and enforcement of these obligations.

(n) I understand that nothing in this Non-Compete Agreement, including the non-disclosure and non-disparagement provisions, limit my ability to file a charge or complaint with the Equal Employment Opportunity Commission, Department of Labor, National Labor Relations Board, Occupational Safety and Health Administration, Securities and Exchange Commission or any other federal, state or local governmental agency or commission. I also understand that this Non-Compete Agreement does not limit my ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. Finally, nothing in this Non-Compete Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding me from: (i) exercising my rights under Section 7 of the National Labor Relations Act (NLRA); or (ii) otherwise disclosing or discussing truthful information about unlawful employment practices (including unlawful discrimination, harassment, retaliation, or sexual assault).

10. Relationship of Parties. I acknowledge that my relationship with the Company is “terminable at will” by either party and that the Company or I can terminate the relationship with or without cause and without following any specific procedures. Nothing contained in this Non-Compete Agreement is intended to or shall be relied upon to alter the “terminable at will” relationship between the parties. I agree that my obligations in this Non-Compete Agreement shall survive the termination of my employment from the Company for any reason and shall be binding upon my successors, heirs, executors and representatives.

11. Modifications and Other Agreements. I agree that the terms of this Non-Compete Agreement may not be modified except by a written agreement signed by both me and the Company. This Non-Compete Agreement shall not supersede any other restrictive covenants to which I may be subject under an employment contract, benefit program or otherwise, such that the Company may enforce the terms of any and all restrictive covenants to which I am subject. The obligations herein are in addition to and do not limit any obligations arising under applicable statutes and common law.

12. State and Commonwealth Law Modifications. I agree that if I, on the last day of my employment with the Company (for any reason), primarily reside and work in California, Illinois, Louisiana, Massachusetts, Nebraska, Oklahoma, Puerto Rico, South Carolina, Virginia, Washington or Wisconsin, I am subject to the modifications to this Non-Compete Agreement set forth in Exhibit A-1 applying to such state and to the extent such state law applies.

13. Notification. I agree that in the event I am offered employment at any time in the future with any entity that may be considered a Competing Business Line, I shall immediately notify such Competing Business of the existence and terms of this Non-Compete Agreement. I also understand and agree that the Company may notify anyone attempting to or later employing me of the existence and provisions of this Non-Compete Agreement.

***                ***                 ***                ***                 ***

By clicking the acceptance box for this grant agreement, I acknowledge receipt of the Award Agreement to which this Non-Compete Agreement is attached as Exhibit A, and I agree to the terms and conditions expressed in this Non-Compete Agreement, including the modifications set forth in Exhibit A-1, as applicable.

EXHIBIT A-1

WALGREENS BOOTS ALLIANCE, INC. NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

State and Commonwealth Law Modifications

This Exhibit A-1 to the Walgreens Boots Alliance, Inc. Non-Competition, Non-Solicitation and Confidentiality Agreement (the “Non-Compete Agreement”) includes jurisdiction-specific “Addenda,” which modify the Non-Compete Agreement as applied to individuals who primarily reside and work in one of the applicable jurisdictions, but only to the extent the laws of such jurisdiction are applicable to the Non-Compete Agreement. The Addenda of this Exhibit A-1 should be read in conjunction with the rest of the Non-Compete Agreement and enforced to the fullest extent permissible to protect the Company’s legitimate business interests.

CALIFORNIA ADDENDUM

No. 1:

The covenants in paragraph 2 “Non-Competition” apply during my employment with the Company, but do not apply post-employment, during such time(s) that I primarily reside and work in California.

No. 2:

The covenants in paragraph 3 “Non-Solicitation” apply during my employment with the Company, but do not apply post-employment, during such time(s) that I primarily reside and work in California.

No. 3:

The language in paragraph 5 “Non-Disparagement” is stricken and replaced with the following:

During my employment with the Company and thereafter, I agree not to make negative comments or otherwise disparage the Company or any of its officers, directors, employees, shareholders, members, agents or products, except as otherwise allowed by law, including California Government Code Section 12964.5.

No. 4:

The language in paragraph 6 “Intellectual Property” is supplemented with the following language:

The terms of this Non-Compete Agreement requiring disclosure and assignment of inventions to the Company do not apply to any invention that qualifies fully under California Labor Code Section 2870, which reads:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

While employed, I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 for a confidential ownership determination.

No. 5:

The language in paragraph 9 “Enforceability; General Provisions,” subparagraph 9(c) by this Addendum shall substitute “California” for “Delaware” with respect to the choice of law and forum, during such time(s) that I primarily reside and work in California.

COLORADO ADDENDUM

No. 1:

The language in subparagraph 1(a) is modified by adding the following:

I acknowledge and agree that the restrictions in this paragraph are reasonable and shall not prohibit the disclosure of information arising from my general training, knowledge, skill, or experience, whether gained on the job or otherwise, information readily ascertainable to the public, and/or information an employee has a right to disclose as legally protected conduct.

No. 2:

The language in paragraph 2 “Non-Competition” is modified so that the term “same geographic area” is defined to mean:

the territory (i.e.: (i) state(s), (ii) county(ies), and/or (iii) city(ies)) where, during the twenty-four (24) months prior to my last day of employment with the Company, I: (A) had material responsibilities or performed services on behalf of the Company (or in which I supervised others with respect to the exercise of such material responsibilities or servicing activities) and/or (B) solicited Restricted Customer or otherwise sold services on behalf of the Company (or in which I supervised such solicitation or selling activities). If my material responsibilities were not geographically limited to any territory at any time during the twenty-four (24) months prior to my last day of employment with the Company, “same geographic area” means anywhere in the United States the Company is engaged in the business. Same geographic area only covers territory where my knowledge of the Company’s Trade Secrets could be used by a competitor to unfairly compete with or undermine the Company’s legitimate business interests.

No. 3:

The language in paragraph 2 “Non-Competition,” paragraph 3 “Non-Solicitation,” and paragraph 4 “Non-Inducement” is modified by adding the following:

If I primarily work or reside in the State of Colorado, the restrictions related to competitive activities in paragraph 2 only applies to the extent I earn, both at the time this Non-Compete Agreement is entered into and at the time the Company enforces it, an amount of annualized cash compensation equivalent to or greater than the threshold amount for highly compensated workers as determined by the Colorado Department of Labor and Employment at the time this Non-Compete Agreement is entered into, and such activities will involve the inevitable use of, or near-certain influence by my knowledge of, Trade Secrets disclosed to me during the course of my employment with the Company.

If I primarily work or reside in the State of Colorado, the restrictions related to solicitation activities in paragraph 3 and paragraph 4 only apply to the extent I earn, both at the time this Non-Compete Agreement is entered into and at the time the Company enforces it, an amount of annualized cash compensation equivalent to or greater than 60% of the threshold amount for highly compensated workers as determined by the Colorado Department of Labor and Employment at the time this Non-Compete Agreement is entered into, and such activities will involve the inevitable use of, or near-certain influence by my knowledge of, Trade Secrets disclosed to me during the course of employment with the Company.

No. 4:

The language in subparagraph 9(n) is modified to add the following sentence to the end of that section:

Nothing in this Non-Compete Agreement prohibits me from discussing or disclosing conduct that employee reasonably believes under Washington State, Federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy.

No. 5:

A new subparagraph 9(o) is added as follows:

I acknowledge and agree I have been provided with, and have signed, a separate notice of my obligations either (i) prior to my acceptance of employment with the Company or (ii) for current employees of the Company, at least fourteen (14) days before the effective date of this Non-Compete Agreement, in the following form and substance. I further acknowledge and agree that paragraphs 1-4 shall not become effective until (iii) my first day of employment, if presented with such notice and a copy of the Non-Compete Agreement prior to accepting an offer of employment, or (iv) for current employees of the Company, fourteen (14) days after receiving such notice and a copy of the Non-Compete Agreement.

DISTRICT OF COLUMBIA ADDENDUM

Under the District of Columbia’s Ban on Non-Compete Agreements Amendment Act of 2020, as amended by the Non-compete Clarification Amendment Act of 2022 (collectively, the “Act”), the following addenda for the District of Columbia shall only apply to non-competition agreements employees sign on or after October 1, 2022 and to employers who are operating in the District of Columbia or any person or group of persons acting directly or indirectly in the interest of an employer operating in the District of Columbia in relation to an employee or a prospective employee. The primary Non-Competition Agreement otherwise controls.

No. 1:

A new subparagraph 9(o) “Covered Employee Ban” is added as follows:

I understand that the non-competition obligations under paragraph 2 shall not apply to me if I am considered a “covered employee” under the Act. I am a covered employee if the following conditions are satisfied:

Current Employees – If I have commenced work for the Company, I am covered if (i) I spend more than 50% of my work time for the Company working in the District of Columbia; or (ii) my employment is based in the District of Columbia, and I regularly spend a substantial amount of my work time for the Company in the District of Columbia and not more than 50% of my work time for the Company in another jurisdiction.

Prospective Employees – If I have not yet commenced work for the Company, I am covered if (i) the Company reasonably anticipates that I will spend more than 50% of my work time for the Company working in the District of Columbia; or (ii) my employment for the Company will be based in the District of Columbia, and the Company reasonably anticipates that I will regularly spend a substantial amount of my work time for the Company in the District of Columbia and not more than 50% of my work time for the Company in another jurisdiction.

No. 2:

A new subparagraph 9(p) “Highly Compensated Employee Exclusion” is added as follows:

I understand that the non-competition obligations under paragraph 1 shall apply to me if I am a “highly compensated employee” (and is therefore excluded from the definition of “covered employee”). Under the Act, a “highly compensated employee” is someone who earns at least $150,000 during a consecutive 12-month period or whose compensation earned from the Company in the consecutive 12-month period preceding the date the proposed non-competition is to begin is at least $150,000. The Act provides that for “medical specialists, the compensation threshold for “highly compensated employee” status is $250,000. Beginning on January 1, 2024, and each calendar year thereafter, the dollar threshold for highly compensated employee status will be adjusted based on increases in the Consumer Price Index.

No. 3:

A new subparagraph 9(q) “Notice” is added as follows:

I agree that before being required to sign this Non-Compete Agreement, the Company provided written notice to me that I had fourteen (14) calendar days before I commenced employment to review the non-competition provision in the Non-Compete Agreement; or, in the case of a current employee, that I had at least fourteen (14) calendar days to review the non-competition provision in the Agreement before I must execute the Non-Compete Agreement. In addition, the Company provided me with the following written notice.

The District’s Ban on Non-Compete Agreements Amendment Act of 2020 limits the use of non-compete agreements. It allows employers to request non-compete agreements from highly compensated employees, as that term is defined in the Ban on Non-Compete Agreements Amendment Act of 2020, under certain conditions. The Company has determined that you are a highly compensated employee. For more information about the Ban on Non-Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES).

ILLINOIS ADDENDUM

No. 1:

A new subparagraph 9(o) is added as follows:

Effective if I sign this Non-Compete Agreement after January 1, 2022, I understand that (i) the non-competition obligations under Section 2 do not apply to me if I do not earn the statutory minimum compensation set by Illinois statute (e.g., between January 1, 2021 and January 2, 2027, the statutory threshold is $75,000 per year or less); and (ii) the non-solicitation obligations under Section 3 do not apply to me if I do not earn the statutory minimum compensation set by Illinois statute (e.g., between January 1, 2022 and January 2, 2027, the statutory threshold is $45,000 per year or less).

No. 2:

A new subparagraph 9(p) is added as follows:

I agree that before being required to sign this Non-Compete Agreement, the Company provided me with at least fourteen (14) calendar days to review it. The Company also hereby advises me to consult with an attorney before entering into this Non-Compete Agreement.

LOUISIANA ADDENDUM

No. 1:

The definition of “Responsibilities” in paragraph 2 is stricken and replaced with the following:

For purposes of this Non-Compete Agreement, “Responsibilities” means the same or similar material responsibilities I performed for the Company, including my representation of the Company or my business contact with Restricted Customers, during the two (2) years prior to my last day of employment with the Company and within the Restricted Area, or portion thereof, where I performed those responsibilities for the Company. “Restricted Area” means the Louisiana Parishes that the Company identifies in separate written amendment(s) in the form set forth in Schedule A to this Addendum, including at the time of entering into this Non-Compete Agreement. The Parishes include certain of the following: Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Avoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, DeSoto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Parish, Jefferson Davis Parish, Lafayette Parish, Lafourche Parish, LaSalle Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John the Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish, and Winn Parish, all so long as the business of the Company is transacted therein. I hereby stipulate that the Company does business in certain of the aforementioned parishes, counties, and municipalities as of the date of this Addendum. I also understand that the Company serves those counties of the adjacent states that border the State of Louisiana and that I will equally be bound in those geographic areas where I also perform responsibilities for the Company.

I acknowledge that the Company’s business and my Responsibilities for the Company are expanding. Accordingly, I agree that the Company may amend the Restricted Area by way of separate written amendment(s) in the form set forth in Schedule A to this Addendum specifying new or additional parishes and counties. Any such separate written amendment(s) shall have the same force and effect as if the amendment(s) were originally a part of, or such parishes and counties were originally listed in, this Addendum. The Company will provide me with any and all amendments that amend the Restricted Area. I agree that if the Company provides me with an amendment that amends the Restricted Area that it will represent as fact that the Company does business in all of the geographical areas identified in such an exhibit.

No. 2:

The first sentence of subparagraph 3(a) is stricken and replaced with the following

I will not directly or indirectly, solicit any Restricted Customer within in the Restricted Area, as defined in paragraph 2, for purposes of providing Competing Products or Services, or offer, provide or sell Competing Products or Services to any Restricted Customer within the Restricted Area.

No. 3:

The first sentence of subparagraph 9(c) is stricken and replaced with the following:

The interpretation, validity, and enforcement of this Non-Compete Agreement will be governed by the laws of the State of Louisiana, without regard to any conflicts of law principles that require the application of the law of another jurisdiction.

* * *

SCHEDULE A TO LOUISIANA ADDENDUM – FORM OF AMENDMENT

AMENDMENT NO. 1 TO THE LOUISIANA ADDENDUM

The parties agree that this Amendment No. 1 to the Louisiana Addendum (“First Amendment”) shall modify the term “Restricted Area” contained in the Louisiana Addendum to the Walgreens Boots Alliance, Inc. Non-Competition, Non-Solicitation and Confidentiality Agreement (the “Non-Compete Agreement”). This First Amendment shall be read in conjunction with the rest of the Non-Compete Agreement and the Louisiana Addendum and enforced to the fullest extent permissible to protect the Company’s legitimate business interests.

With respect to Louisiana Parishes, I agree that the Restricted Area shall include the following Parishes (IN BOLD OR CIRCLED) where the Company does business and I am performing Responsibilities for the Company: Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Avoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, DeSoto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Parish, Jefferson Davis Parish, Lafayette Parish, Lafourche Parish, LaSalle Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John the Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish, and Winn Parish, all so long as the business of the Company is transacted therein. I hereby continue to stipulate that the Company does business in all of the above bolded or circled parishes, counties, and municipalities as of the date of this Addendum. I also understand that the Company serves those counties of the adjacent states that border the State of Louisiana and that I will equally be bound in those geographic areas where I also perform responsibilities for the Company.

By my signature below, I agree to the terms and conditions expressed in this Amendment No. 1 to the Louisiana Addendum.

EMPLOYEE	WALGREENS BOOTS ALLIANCE, INC.

By:________________________________________ Name: _____________________________________ Dated: _____________________________________	By: ____________________________________ Name: ____________________________________ Title: ____________________________________ Dated: ____________________________________

MASSACHUSETTS ADDENDUM

No. 1:

The language in paragraph 2 “Non-Competition” is stricken and replaced with the following:

2. Non-Competition. In exchange for the Company providing me the consideration set forth in the Non-Compete Agreement, I agree that during my employment and for a period of one (1) year from the Termination Date (i.e., the date of my voluntary termination of employment, or of the involuntary termination of my employment with Cause (as defined below)), I will not, directly or indirectly, engage in “Competition” (as defined below) within the “Geographic Region” (as defined below).

(a) “Cause” means misconduct, violation of any policy of the Company, including any rule of conduct or standard of ethics of the Company, breach of the Non-Compete Agreement (including this Addendum) or the breach of any confidentiality, non-disclosure, non-solicitation or assignment of inventions obligations to the Company, failure to meet the Company’s reasonable performance expectations, or other grounds directly and reasonably related to the legitimate business needs of the Company.

(b) “Competing Business” means a business that is in competition with any business engaged in by the Company.

(c) “Competition” means to provide the same or substantially similar services to a Competing Business as those that I provided to the Company during the last two (2) years of my employment with the Company. “Competition” does not include passive investments of less than five percent (5%) ownership interest in any entity.

(d) “Geographic Region” means the geographic area in which I, during any time within the last two years of my employment with the Company, provided services or had a material presence or influence.

(e) If the Company enforces the restrictions in this paragraph 2 for a period of time after the Termination Date (the “Restraint Period”), it will pay me, during the Restraint Period, an amount equal to fifty percent (50%) of my annual base salary. My annual base salary, for the purposes of this subparagraph 2(e), will be calculated based on my average annual salary for my last two (2) years of employment, less any applicable deductions, and excluding any incentive compensation, bonuses, benefits, or other compensation, less any applicable deductions (the “Restraint Payment”). The Restraint Payment will be paid on a pro-rata basis during the Restraint Period in the same manner that I would have received wages from the Company had I been employed during the Restraint Period.

(f) The Restraint Period shall be extended from one (1) year following the Termination Date to two (2) years following the Termination Date if I (i) breached Employee’s fiduciary duty(ies) to the Company, or (ii) unlawfully took, physically or electronically, property belonging to the Company. In the event that the Restraint Period is extended due to my breach of my fiduciary duty(ies) to the Company, or due to my having unlawfully taken, physically or electronically, property belonging to the Company, the Company shall not be required to provide payments to me during the extension of the Restraint Period.

(g) I understand that if the Company elects to waive the non-competition provisions set forth herein, I will not receive any compensation or consideration described in subparagraph 2(e). I further understand that at the time of my separation from employment, the Company shall elect whether to waive its enforcement of the non-competition provisions in the Non-Compete Agreement (including this Massachusetts Addendum). I will be notified by the Company of its election or waiver by letter, in the form set forth in the below Schedule A to this Massachusetts Addendum.

(h) If I was already employed by the Company on the date of my signature on the Non-Compete Agreement, I acknowledge that the Non-Compete Agreement, including this Massachusetts Addendum, was delivered to me at least ten (10) business days before the date that this Addendum was executed by both of the parties (the “Effective Date”). If I was not already employed by the Company on the date of the my signature on the Non-Compete Agreement, I acknowledge that the Non-Compete Agreement, including this Massachusetts Addendum, was delivered to me (i) before a formal offer of employment was made by the Company, or (ii) ten (10) business days before the commencement of my employment with the Company, whichever was earlier.

(i) I acknowledge that I have been advised of my right to consult with counsel of my own choosing prior to signing the Non-Compete Agreement and this Massachusetts Addendum. By signing the Non-Compete Agreement and this Addendum, I acknowledge that I had time to read and understand the terms of the Non-Compete Agreement and this Addendum, and to consult with my own legal counsel, not including counsel for the Company, regarding the Non-Compete Agreement and the Addendum prior to their execution. I agree that I have actually read and understand the Non-Compete Agreement and this Addendum and all of their terms, and that I am entering into and signing the Non-Compete Agreement and this Addendum knowingly and voluntarily, and that in doing so I am not relying upon any statements or representations by the Company or its agents.

(j) I acknowledge that (i) the Non-Competition covenant contained in this paragraph 2 is no broader than necessary to protect the Company’s trade secrets, Confidential Information, and goodwill, and (ii) the business interests identified in the Non-Compete Agreement cannot be adequately protected through restrictive covenants other than the Non-Competition covenant contained in this paragraph 2, including without limitation the non-solicitation and non-disclosure restrictions set forth in the Non-Compete Agreement.

No. 2:

The language in subparagraph 9(b) “Enforceability; General Restrictions” is stricken and replaced with the following:

I agree that the restrictions contained in this Non-Compete Agreement are reasonable and necessary to protect the Company’s legitimate business interests and that full compliance with the terms of this Non-Compete Agreement will not prevent me from earning a livelihood following the termination of my employment, and that these covenants do not place an undue restraint on me. I further understand that the restrictions in this Non-Compete Agreement – other than the non-competition restrictions set forth in paragraph 2 – apply no matter whether my employment is terminated by the Company or me and no matter whether that termination is voluntary or involuntary. I understand that the non-competition provisions in paragraph 2 apply following the voluntary termination of my employment or the involuntary termination of my employment for Cause, as defined in paragraph 2, unless the Company elects to waive the non-competition provisions of [paragraph 2 as set forth in subparagraph 2(g).

No. 3:

The language in subparagraph 9(c) “Enforceability; General Restrictions” is stricken and replaced with the following:

(c)(i) Because the Company is incorporated in Delaware, except with respect to the non-competition provisions of paragraph 2, this Non-Compete Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of law provisions, and I consent to personal jurisdiction and the exclusive jurisdiction of the state and federal courts of Delaware with respect to any claim, dispute, or declaration – other than a claim, dispute, or declaration arising out of paragraph 2 – that arises out of this Non-Compete Agreement.

(c)(ii) The interpretation, validity, and enforcement of the non-competition provisions set forth in paragraph 2 of this Non-Compete Agreement and Massachusetts Addendum will be governed by the laws of the Commonwealth of Massachusetts, without regard to any conflicts of laws principles that would require the application of the law of another jurisdiction. The parties agree that any action relating to or arising out of the non-competition provisions shall be brought in (1)

the United States District Court for the District of Massachusetts, Eastern Division, if that Court has subject matter jurisdiction over the dispute; or, if it does not, in (2) the Business Litigation Session of the Suffolk County Superior Court, or, if the Business Litigation Session does not accept the case for whatever reason whatsoever, the Suffolk County Superior Court. The parties agree and consent to the personal jurisdiction and venue of the federal or state courts of Massachusetts for resolution of any disputes or litigation arising under or in connection with the Non-Competition provisions set forth in paragraph 2 of this Non-Compete Agreement and Massachusetts Addendum, and waive any objections or defenses to personal jurisdiction or venue in any such proceeding before any such court.

No. 4:

The language in subparagraph 9(m) “Enforceability; General Restrictions” is stricken and replaced with the following:

I agree that all non-solicitation, non-disclosure and use, non-recruiting, and disclosure obligations in this Non-Compete Agreement shall survive any termination of this Non-Compete Agreement and extend to the proscribed periods following my last day of employment with the Company (for any reason) and no dispute regarding any other provisions of this Non-Compete Agreement or regarding my employment or the termination of my employment shall prevent the operation and enforcement of these obligations. I further agree that all non-competition obligations in this Non-Compete Agreement shall survive the voluntary termination of my employment or the involuntary termination of my employment for Cause, as defined in paragraph 2, unless the Company elects to waive the non-competition provisions of paragraph 2 as set forth in subparagraph 2(g), and no dispute regarding any other provisions of this Non-Compete Agreement or regarding my employment or the termination of my employment shall prevent the operation and enforcement of these obligations.

* * *

SCHEDULE A TO MASSACHUSETTS ADDENDUM – FORM OF AGREEMENT

SCHEDULE A TO MASSACHUSETTS ADDENDUM

_____________ (the “Hiring Entity”), Walgreens Boots Alliance, Inc., and any subsidiaries, affiliates, or divisions, direct or indirect predecessors, successors, parents, business units or affiliated companies of Walgreens Boots Alliance, Inc. to which I, directly in succession after the Hiring Entity, transfer or accept employment (each a “Company Entity” and collectively with the Hiring Entity, the “Company”), pursuant to the Massachusetts Addendum to the Walgreens Boots Alliance, Inc. Non-Competition, Non-Solicitation, and Confidentiality Agreement between the Company and the undersigned Employee (the “Non-Compete Agreement”), in its sole discretion, elects to:

☐

Enforce the one year Restraint Period according to paragraph 2 the Addendum. As agreed to by the Parties, the Company agrees to pay me the amounts described in paragraph 2 of the Massachusetts Addendum.

☐	Waive enforcement of the Restraint Period. I shall not receive any compensation or consideration pursuant to paragraph 2 the Massachusetts Addendum.

Regardless of the election or waiver, I remain bound by all other terms of the Non-Compete Agreement, and also remain bound by the terms of any and all other agreements between the Company and me.

Accepted and agreed to:

EMPLOYEE	WALGREENS BOOTS ALLIANCE, INC.

By:________________________________________ Name: _____________________________________ Dated: _____________________________________	By: ____________________________________ Name: ____________________________________ Title: ____________________________________ Dated: ____________________________________

NEBRASKA ADDENDUM

No. 1:

The obligations under paragraph 2 “Non-Competition” do not apply to me during such time(s) that I primarily reside and work in Nebraska, but do apply, as stated, to other competitive activity.

No. 2:

The obligations under paragraph 3 “Non-Solicitation” are strictly limited to those current and existing Restricted Customers or employees with whom I actually did business and had direct, personal contact while employed by the Company.

All other covenants, agreements and promises contained in the Non-Compete Agreement remain in full force and effect and still apply to Nebraska employees doing business inside and outside of Nebraska.

OKLAHOMA ADDENDUM

No. 1:

The covenants in paragraph 2 “Non-Competition” do not apply to me during such time(s) that I primarily reside and work in Oklahoma.

No. 2:

The language in paragraph 3 “Non-Solicitation” is stricken and replaced with the following (except that the definitions in paragraph 3 remains in full force and effect):

I covenant and agree that for a period of twelve (12) months after my employment with the Company ends (for any reason), I will not directly solicit the sale of goods, services or a combination of goods and services from the established customers of the Company.

OREGON ADDENDUM

No. 1:

The language in the “NOW, THEREFORE” section on page 1 of the Agreement is modified to include the following language:

The Non-Compete Agreement is executed upon my initial employment with Company and is a condition of such employment or is executed upon my “subsequent bona fide advancement” within the meaning of Oregon Revised Statutes (ORS) Section 653.295 because of, among other things, my increased responsibilities and access to Confidential Information and Trade Secrets. If this Non-Compete Agreement is executed upon initial employment, I acknowledge that I was informed in a written job offer at least two (2) weeks before starting work that I must enter into this Non-Compete Agreement as a condition of employment. If executed upon a “subsequent bona fide advancement,” I knowingly and voluntarily waive any argument that my new role does not constitute a “subsequent bona fide advancement.”

No. 2:

The language in paragraph 2 “Non-Solicitation” and paragraph 3 “Non-Inducement” are stricken in their entirety and replaced with the following (except that the definitions in paragraphs 2 and 3 remain in full force and effect):

During the period of twelve (12) months after my employment with the Company ends (for any reason), and in connection with a Competing Business Line, I shall not directly or indirectly: (a) solicit, refer or attempt to solicit or refer any Restricted Customer to a competitor; (b) transact or attempt to transact business with any Restricted Customer; or (c) induce or encourage any Restricted Customer to terminate a relationship with the Company or otherwise to cease accepting services or products from the Company.

No. 3:

A new subparagraph 9(o) is added as follows:

Except as provided in this Non-Compete Agreement, the non-competition restrictions in paragraph 2 does not apply to me if (i) I am not classified as exempt from overtime under Oregon law as an employee engaged in administrative, executive, or professional work; or, (ii) at the time of my separation from the Company, I am not paid a gross salary and commissions in the amount required under ORS 653.295, calculated on an annual basis (hereafter, a “Non-Qualified Employee”). However, even if I am a Non-Qualified Employee, the Company may, at its sole discretion, elect to enforce the non-competition restrictions in paragraph 2 by paying me, for up to the maximum Restricted Period, compensation equal to the greater of (iii) fifty (50) percent of my annual gross base salary and commissions at the time of my separation; or (iv) fifty (50) percent of the minimum annual compensation required under ORS 653.295. If the Company elects to enforce paragraph 2 by agreeing to make the payments referenced in this subparagraph, I will be notified in writing. I understand and acknowledge that the Company’s election not to pay the compensation set out in this section affects the applicability of paragraph 2 only in the event I am a Non-Qualified Employee and that the election of non-payment does not relieve a Non-Exempt Employee from any other post-employment restriction in the Non-Compete Agreement.

PUERTO RICO ADDENDUM

No. 1:

The language in paragraphs 2 and 3 are stricken and replaced by the following covenants and definitions:

“Similar Business” means the same or substantially the same business activity or activities performed or engaged by me for, or on behalf, of the business of the Company or one of its subsidiaries or affiliated companies.

“Engage” means participate in, consult with, be employed by, or assist with the organization, policy making, ownership, financing, management, operation or control of any Similar Business in any capacity (i.e., as an independent contractor, consultant, employee, shareholder, member-owner, or business partner).

“Goodwill” means any tendency of customers, distributors, representatives, employees, vendors, suppliers, or federal, state, local or foreign governmental entities to continue or renew any valuable business relationship with the Company or any Similar Business with which I may be associated, based in whole or in part on past successful relationships with the Company or the lawful efforts of the Company to foster such relationships, and in which I actively participated at any time during the most recent twelve (12) months of my employment.

“Competing Business” means any individual (including me), corporation, limited liability company, partnership, joint venture, association, or other entity, regardless of form, that is directly engaged in whole or in relevant part in any business or enterprise that is the same as, or substantially the same as, that part of the Company for which I provided services during the last two (2) years of my employment, or that is taking material steps to engage in such business.

“Customers” means those individuals, companies, or other entities for which the Company has provided or does provide products or services in connection with the business of the Company, or those individuals, companies, or other entities to which the Company has provided written proposals concerning the business of the Company in the two (2) year period preceding the termination of my employment.

“Restricted Territory” means those municipalities within the Commonwealth of Puerto Rico in which I performed the Competing Business.

Non-Competition. I acknowledge and agree that the Company would be irreparably damaged if I – in any capacity (i.e., as an independent contractor, consultant, employee, shareholder, member, owner or business partner) – were to provide services to any person directly or indirectly competing with the Company or any of its affiliates or Engaged in a Competing Business and that such competition by me would result in a significant loss of Goodwill by the Company. Therefore, I agree that the following are reasonable restrictions and agree to be bound by such restrictions:

(a) During my employment, and for a period of twelve (12) months immediately following the termination of such employment for any reason, I shall not, directly or indirectly – in any capacity (i.e., as an independent contractor, consultant, employee, shareholder, member, owner or business partner) – Engage in Competing Business services or activities within the Restricted Territory; provided, that nothing herein shall prohibit me from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation which is publicly traded so long as I do not have any active participation in the business of such corporation.

(b) I warrant and represent that the nature and extent of this non-competition clause has been fully explained to me by the Company and that my decision to accept the same is made voluntarily, knowingly, intelligently and free from any undue pressure or coercion. I further warrant and represent that I have agreed to this non-competition clause in consideration of the Restricted Stock Units I will be receiving under this Non-Compete Agreement.

Non-Solicitation of Customers. I agree that for a period of twelve (12) months following the voluntary or involuntary termination of my employment for any reason, I will not, either on my own behalf or for any Competing Business, directly or indirectly solicit, divert, or appropriate (or attempt to solicit, divert, or appropriate) any Customer with which I had material business contact in the six (6) month period preceding the termination of my employment, for providing products or services that are the same as or substantially similar to those provided by the Company.

Non-Solicitation of Employees. I recognize and admit that the Company has a legitimate business interest in retaining its employees, representatives, agents and/or consultants and of protecting its business from previous employees, representatives, agents and/or consultants, which makes necessary the establishment of a non-solicitation clause in this Non-Compete Agreement. I agree that for a period of twelve (12) months following the voluntary or involuntary termination of my employment for any reason, I shall not, directly or indirectly, (a) induce or attempt to induce any employee, representative, agent or consultant of the Company or any of its affiliates or subsidiaries to leave the employ or services of the Company or any of its affiliates or subsidiaries, or in any way interfere with the relationship between the Company or any of its affiliates or subsidiaries and any employee, representative, agent or consultant thereof or (b) hire any person who was an employee, representative, agent or consultant of the Company or any of its affiliates or subsidiaries at any time during the twelve (12) month period immediately prior to the date on which such hiring would take place. No action by another person or entity shall be deemed to be a breach of this provision unless I directly or indirectly assisted, encouraged or otherwise counseled such person or entity to engage in such activity.

No. 2:

The language in subparagraph 9(c) “Enforceability; General Restrictions” is modified to add the following choice of law:

The laws of Puerto Rico will govern the interpretation, validity, and enforcement of the non-competition provisions set forth in paragraph 2 of this Non-Compete Agreement and Puerto Rico Addendum.

No. 3:

Subparagraph 9(e), subparagraph 9(f), and subparagraph 9(k) “Enforceability; General Restrictions” are stricken.

SOUTH CAROLINA ADDENDUM

No. 1:

The definition of “Confidential Information” in paragraph 1 is further limited to that Confidential Information I learn about or am exposed to through my employment with the Company.

No. 2:

Paragraphs 2 and 3 of the Non-Compete Agreement are replaced by the following covenants and definitions:

“Competing Business” means any individual (including me), corporation, limited liability company, partnership, joint venture, association, or other entity, regardless of form, that is directly engaged in whole or in relevant part in any business or enterprise that is the same as, or substantially the same as, that part of the Company for which I provided services during the last two (2) years of my employment, or that is taking material steps to engage in such business.

“Customers” means those individuals, companies, or other entities for which the Company has provided or does provide products or services in connection with the business of the Company, or those individuals, companies, or other entities to which the Company has provided written proposals concerning the business of the Company in the two (2) year period preceding the termination of my employment.

“Restricted Territory” means:

1) the counties or areas where I worked for the Company or had material business contact with the Customers in the two (2) year period preceding the termination of my employment with the Company: and/or

2) the geographic territory in which I worked for the Company, represented the Company, or had material business contact with the Customers in the two (2) year period preceding the termination of my employment with the Company.

I agree that subsections 1) and 2) above are separate and severable covenants.

Non-Competition. I agree that for a period of one (1) year following the voluntary or involuntary termination of my employment for any reason, I will not, directly or indirectly, own, manage, operate, join, control, be employed by or with, or participate in any manner with a Competing Business anywhere in the Restricted Territory where doing so will require me to provide the same or substantially similar services to any such Competing Business as those that I provided to the Company during the last two (2) years of my employment.

Non-Solicitation of Customers. I agree that for a period of two (2) years following the voluntary or involuntary termination of my employment for any reason, I will not, either on my own behalf or for any Competing Business, directly or indirectly solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate any Customer with which I had material business contact in the two (2) year period preceding the termination of my employment, for the purposes of providing products or services that are the same as or substantially similar to those provided by the Company.

VIRGINIA ADDENDUM

No. 1:

The geographic area in paragraph 2 “Non-Competition” is limited to twenty-five (25) miles from any location where I physically worked and performed Responsibilities for the Company.

No. 2:

The language in paragraph 2 “Non-Competition” and paragraph 3 “Non-Solicitation” shall not apply if, at the time of my termination of employment (for any reason), I am considered a “low-wage employee” pursuant to Virginia Code § 40.1-28.7:8(A), meaning that I earn less than the average weekly wage of the Commonwealth of Virginia as determined by subsection B of Virginia Code § 65.2-500.

No. 3:

The language in subparagraph 3(b)(i) “Non-Solicitation” shall be amended to provide: “(i) raid, solicit, or attempt to persuade any then-current employee of the Company with whom I currently work or with whom I had direct contact work during the two years prior to my last day of employment with the Company, and who possesses or had access to Confidential Information of the Company, to leave the employ of the Company and become employed by a person or entity who provides Competing Products or Services.”

WASHINGTON ADDENDUM

No. 1:

Paragraph 2 is stricken and replaced with the following:

Non-Competition.

(a) The non-competition provisions of this paragraph 2 shall apply only if the amount of my annualized earnings at the time of enforcement of this Non-Compete Agreement is equal to or greater than the compensation requirements described in Ch. 49.62 of the Revised Code of Washington (“RCW:”). As of January 1, 2023, the minimum annualized earnings amount for enforcement of the non-competition provisions of this paragraph 2 is $116,593.18, however, I understand that this amount is subject to adjustment each year by the Washington Department of Labor and Industries in accordance with RCW Ch. 49.62.

(b) I agree that during my employment with the Company and for one (1) year after the termination of my employment for any reason, I will not, directly or indirectly, engage in Competing Services with respect to any Competing Business Line. As set forth in subparagraph 10(a) below, I understand that the restrictions in this paragraph apply no matter whether my employment is terminated by me or the Company and no matter whether that termination is voluntary or involuntary. The above restrictions shall not apply to passive investments of less than five percent (5%) ownership interest in any entity. For purposes of this Non-Compete Agreement, “Competing Business Line” means any business that is in competition with any business engaged in by the Company and for which I performed Competing services during the two (2) years prior to my last day of employment with the Company. For purposes of this Non-Compete Agreement, “Competing Services” means the same or similar responsibilities I performed for the Company during the two (2) years prior to my last day of employment with the Company and within the same geographic area, or portion thereof, with respect to which I performed those responsibilities for the Company. For purposes of this Non-Compete Agreement, “same geographic area” means: (i) within a twenty-five (25) mile radius of: (A) any Company location where I worked; (B) any Company location where I was assigned; or (C) any other location where I performed Material (defined below) responsibilities for the Company (e.g., my performing remote work); and/or (ii) if I had national responsibilities for the Company, any location where I performed Material responsibilities and where performing those responsibilities for a Competing Business Line will provide an unfair advantage to that competitor because of my access to and use of Confidential Information. “Material” means my primary job duties and responsibilities in connection with providing Restricted Customers with a Competing Service. The foregoing geographic restrictions are limited to my locations/responsibilities during the twenty-four (24) months prior to my last day of employment with the Company.

(c) I agree that, if and after my employment with the Company ends because of or in connection with a layoff or reduction-in-force, the non-competition provisions of subparagraph 2(a) above will not be enforced by the Company unless and to the extent that it continues to pay me an amount that is equal to or greater than my base salary rate that is in effect on the last day of my employment with the Company. Such payments will be made to me at regular payroll intervals for the duration of the one (1) year post-employment non-competition period or such shorter period during which the Company enforces these non-competition provisions. I agree that I must promptly inform the Company of the date on which I begin any other employment or engagement by, with or for the benefit of any other individual or entity, at which time I agree the Company may and will terminate all such payments to me. Although such payments by the Company will terminate when I commence employment or any other engagement by, with or for the benefit of another individual, entity or employer, I agree that subparagraph 2(b) non-competition restrictions will remain in effect until one (1) year after my Company employment ends, which means I will have breached the provisions of subparagraph 2(b) if my new employment is with a Competitive Business Line. I also agree that if I fail to timely notify the Company of any other employment or engagement, and if the Company’s payments to me therefore continue after I have commenced any such employment or engagement, then any such payments to me will be deemed to be placed by me in constructive trust for the benefit of the Company, and I agree that I must and will promptly return all such payments to the Company.

No. 3:

The language in subparagraph 9(c) of the Non-Compete Agreement is stricken and replaced with the following:

This Non-Compete Agreement shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to any conflict of law provisions. Any claim, dispute or declaration arising out of or in connection with this Non-Compete Agreement will be resolved exclusively in the state or federal courts in the State of Washington.

No. 3:

The language in subparagraph 9(n) is modified to add the following sentence to the end of that section:

I understand that nothing in this Non-Compete Agreement prohibits me from discussing or disclosing conduct that I reasonably believe under Washington State, Federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy.

WISCONSIN ADDENDUM

No. 1:

The language in paragraph 1 “Confidentiality” is amended by adding the following at the end of subparagraph 1(b):

To the extent the above obligation of non-use and non-disclosure of Confidential Information applies after the termination of my employment and to Confidential Information that does not meet the definition of a trade secret under applicable law, it shall apply only for two years after the termination of my employment and only in geographic areas in which the unauthorized use or disclosure of such Confidential Information would be competitively damaging to the Company.

No. 2:

The language in paragraph 2 “Non-Competition” is amended by striking the definition of “Responsibilities” and replacing it with the following:

“Responsibilities” means the same or similar material responsibilities I performed for the Company during the two (2) years prior to my last day of employment with the Company in which the Confidential Information I have would be competitively valuable and within the same geographic area, or portion thereof, with respect to which I performed those responsibilities for the Company.

No. 3:

The language in paragraph 3 “Non-Solicitation” is amended by striking the definition of “Restricted Customer” in subparagraph 3(a) and replacing it with the following:

“Restricted Customer” means any person, company or entity that was a customer of the Company and with which I had direct contact for purposes of performing responsibilities for the Company or for which I had supervisory responsibilities on behalf of the Company, in either case at any time during the two (2) years prior to my last day of employment with the Company.

The language in subparagraph 3(a) is further amended by striking the following sentence:

To the extent permitted by applicable law, Restricted Customer also means any prospective customer(s), vendor(s), supplier(s) or referral source(s) with which I had business contact on behalf of the Company in the twelve (12) months prior to my last day of employment with the Company;

The language in subparagraph 3(b) is amended by replacing it with the following:

I will not, nor will I assist any third party to, directly or indirectly (i) raid, solicit, or attempt to persuade any then-current employee of the Company with whom I currently work or with whom I worked at any point during the two years prior to my last day of employment with the Company, and who possesses or had access to Confidential Information of the Company, to leave the employ of the Company and join a competitor in a capacity in which the Confidential Information I had access to as a result of my employment with the Company could be used to compete with the Company; (ii) interfere with the performance by any such employee of his/her duties for the Company; or (iii) communicate with any such employee for the purposes described in items (i) and (ii) in this subparagraph 3(b). This restriction shall apply in all geographic areas in which the Company does business.

No. 4:

The language in paragraph 9 “Enforceability, General Provisions” is amended as follows: Paragraph 9(f) is amended by adding the following text to the end of the paragraph:

The restrictive covenants in this Non-Compete Agreement are intended to be divisible and interpreted and applied independent of each other.

Subparagraph 9(k) is stricken and shall not be applied or referred to.

EXHIBIT B

ADDENDUM TO THE

WALGREENS BOOTS ALLIANCE, INC. 2021 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

In addition to the terms of the Plan and the Agreement, the Award is subject to the following additional terms and conditions to the extent you reside and/or are employed in one of the countries addressed herein. Pursuant to Section 23 of the Agreement, if you transfer your residence and/or employment to another country reflected in this Addendum, the additional terms and conditions for such country (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or the Company may establish alternative terms as may be necessary or advisable to accommodate your transfer). All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement.

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / SWITZERLAND / THE UNITED KINGDOM

Personal Data. The following provision replaces Section 19 of the Agreement in its entirety:

The Company, with its registered address at 108 Wilmot Road, Deerfield, Illinois 60015, U.S.A. is the controller responsible for the processing of your personal data by the Company and the third parties noted below.

(a) Data Collection and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company collects, processes and uses certain personal information about you for the legitimate purpose of implementing, administering and managing the Plan and generally administering awards; specifically: your name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares or directorships held in the Company, and details of all Restricted Stock Units, any entitlement to shares of Stock awarded, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or the Employer (“Personal Data”). In granting the Restricted Stock Units under the Plan, the Company will collect, process, use, disclose and transfer (collectively, “Processing”) Personal Data for purposes of implementing, administering and managing the Plan. The Company’s legal basis for the Processing of Personal Data is the Company’s legitimate business interests of managing the Plan, administering employee awards and complying with its contractual and statutory obligations, as well as the necessity of the Processing for the Company to perform its contractual obligations under the Agreement and the Plan. Your refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. As such, by accepting the Restricted Stock Units, you voluntarily acknowledge the Processing of your Personal Data as described herein.

(b) Stock Plan Administration Service Provider. The Company may transfer Personal Data to Fidelity Stock Plan Services, LLC (“Fidelity”), an independent service provider based, in relevant part, in the United States, which may assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Personal Data with another company that serves in a similar manner.

The Company’s service provider will open an account for you to receive and trade shares of Stock pursuant to the Restricted Stock Units. The Processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Plan. When receiving your Personal Data, if applicable, Fidelity provides appropriate safeguards in accordance with the EU Standard Contractual Clauses or other appropriate cross-border transfer solutions. By participating in the Plan, you understand that the service provider will Process your Personal Data for the purposes of implementing, administering and managing your participation in the Plan.

(c) International Data Transfers. The Company is based in the United States, which means it will be necessary for Personal Data to be transferred to, and Processed in the United States. When transferring your Personal Data to the United States, the Company provides appropriate safeguards in accordance with the EU Standard Contractual Clauses, and other appropriate cross-border transfer solutions. You may request a copy of the appropriate safeguards with Fidelity or the Company by contacting your Human Resources manager or the Company’s Human Resources Department.

(d) Data Retention. The Company will use Personal Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs Personal Data related to the Plan, the Company will remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e) Data Subject Rights. To the extent provided by law, you have the right to (i) subject to certain exceptions, request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing of Personal Data, (v) lodge complaints with competent authorities in your country, and/or (vi) request a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding your rights or to exercise your rights, you may contact your Human Resources manager or the Company’s Human Resources Department. You also have the right to object, on grounds related to a particular situation, to the Processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting your Human Resources manager or the Company’s Human Resources Department in writing. Your provision of Personal Data is a contractual requirement. You understand, however, that the only consequence of refusing to provide Personal Data is that the Company may not be able to administer the Restricted Stock Units, or grant other awards or administer or maintain such awards. For more information on the consequences of the refusal to provide Personal Data, you may contact your Human Resources manager or the Company’s Human Resources Department in writing. You may also have the right to lodge a complaint with the relevant data protection supervisory authority.

CHILE

Private Placement. The following provision shall replace Section 14 of the Agreement:

The grant of the Restricted Stock Units hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a)	The starting date of the offer will be the Grant Date, and this offer conforms to general ruling no. 336 of the Chilean Commission for the Financial Market;

b)

The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the Chilean Commission for the Financial Market, and therefore such securities are not subject to its oversight;

c)	The issuer is not obligated to provide public information in Chile regarding the foreign securities, since such securities are not registered with the Chilean Commission for the Financial Market; and

d)	The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

a)	La fecha de inicio de la oferta será el de la fecha de otorgamiento y esta oferta se acoge a la norma de carácter general n° 336 de la Comisión para el Mercado Financiero en Chile;

b)

La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la Comisión para el Mercado Financiero en Chile, por lo que tales valores no están sujetos a la fiscalización de ésta;

c)	Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en chile información pública respecto de esos valores; y

d)	Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente

CHINA

The following provisions govern your participation in the Plan if you are subject to exchange control regulations in the People’s Republic of China (“China”), as determined by the Company in its sole discretion:

1. Mandatory Sale Restriction. Due to local regulatory requirements, you agree that the Company may force the sale of any shares of Stock to be issued to you upon settlement of the Award. The sale may occur (i) immediately upon vesting, (ii) following your Termination of Service, (iii) following your transfer outside of China, or (iv) within any other timeframe the Company determines to be necessary or advisable to comply with local regulatory requirements. You agree that you must maintain any shares of Stock acquired under the Plan in an account at a broker designated by the Company (“Designated Account”). All such shares of Stock deposited in the Designated Account cannot be transferred out of that Designated Account. Within three (3) months after your Termination of Service for any reason (or such other period as determined by the Company in its sole discretion), you must sell all shares of Stock acquired under the Plan. The Company will direct the automatic sale of any such shares of Stock remaining in the Designated Account at the expiration of this three (3) month period (or such other period as determined by the Company in its sole discretion).

You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Stock (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such shares of Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Stock at any particular price. Upon the sale of the shares of Stock, the Company agrees to pay you the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. You agree that if you sell shares of Stock that you acquire under the Plan, the repatriation requirements described below shall apply.

If you transfer to an Affiliate in China or transfer from an Affiliate in China to another Affiliate outside of China, you may become or remain subject to the requirements set forth in this Addendum, as determined by the Company in its sole discretion. The Company reserves the right to suspend your participation in the Plan or take such other measures as it deems necessary or advisable to comply with local laws and regulations.

2. Exchange Control Requirements. You understand and agree that your participation in the Plan and the vesting of Awards over shares of Stock under the Plan may be subject to the registration and compliance of the Plan with applicable exchange control regulations in China. If the registration of the Plan lapses or the Company determines, in its discretion, that the Award cannot vest due to regulatory restrictions, you agree that your participation in the Plan may be suspended, terminated or otherwise modified to ensure compliance with applicable laws and regulations.

You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the mandatory sale of the shares of Stock issued upon vesting of the Award as well as any cash dividends paid on such shares of Stock to China. You further understand that, under local law, such repatriation of cash proceeds may need to be effectuated through a special exchange control account established by the Company, the Employer or any other Affiliate, and you hereby consent and agree that any proceeds from the sale of any shares of Stock issued upon vesting of the Award as well as any cash dividends paid on such shares of Stock may be transferred to such special account prior to being delivered to you. You agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Finally, you understand and agree that the Company is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the cash proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Stock are sold or dividends are paid and the time the cash proceeds are distributed to you through the special account described above.

GERMANY

No country-specific provisions.

HONG KONG

1. Form of Payment. Notwithstanding any provision in the Agreement or Plan to the contrary, the Restricted Stock Units shall be settled only in Shares (and not in cash).

2. IMPORTANT NOTICE. WARNING: The contents of the Agreement, this Addendum, the Plan, the Plan prospectus, the Plan administrative rules and all other materials pertaining to the Restricted Stock Units and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice. Neither the grant of the Restricted Stock Units nor the issuance of the shares of Stock upon settlement of the Restricted Stock Units constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Affiliates. The Agreement, including this Addendum, the Plan and other incidental communication materials distributed in connection with the Restricted Stock Units (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person.

3. Wages. The Restricted Stock Units and shares of Stock subject to the Restricted Stock Units do not form part of your wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.

IRELAND

No country-specific provisions.

ITALY

Plan Document Acknowledgment. In accepting the Restricted Stock Units, you acknowledge that a copy of the Plan was made available to you, and you have reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understand and accept all provisions of the Plan, the Agreement and the Addendum.

You further acknowledge that you have read and specifically approve the following provisions in the Agreement: Section 3: Restricted Period (terms of lapse of restrictions on Restricted Stock Units); Section 4: Disability or Death (terms of payment of Restricted Stock Units upon a Termination of Service by reason of Disability or death); Section 5: Retirement (terms of payment of Restricted Stock Units upon a Termination of Service by reason of retirement); Section 6: Termination of Service Following a Change in Control (terms of payment of Restricted Stock Units in the event of a Termination of Service following a Change in Control); Section 7: Other Termination of Service (forfeiture of Restricted Stock Units in other cases of Termination of Service); Section 10(a): Responsibility for Taxes; Tax Withholding (liability for all Tax-Related Items related to the Restricted Stock Units and legally applicable to the participant); Section 11: Nontransferability (Restricted Stock Units shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated); Section 18: Change in Stock (right of the Company to equitably adjust the number of Restricted Stock Units subject to this Agreement in the event of any change in Stock); Section 19(j): Nature of the Award (waive any claim or entitlement to compensation or damages arising from forfeiture of the Restricted Stock Units resulting from a Termination of Service); Section 19(l): Nature of the Award (the Company is not liable for any foreign exchange rate fluctuation impacting the value of the Restricted Stock Units); Section 20: Committee Authority; Recoupment (right of the Committee to administer, construe, and make all determinations necessary or appropriate for the administration of the Restricted Stock Units and this Agreement, including the enforcement of any recoupment policy); Section 21: Non-Competition, Non-Solicitation and Confidentiality (the receipt of the Award is conditioned upon agreement to the Non-Competition, Non-Solicitation and Confidentiality Agreement attached hereto as Exhibit A); Section 23: Addendum to Agreement (the Restricted Stock Units are subject to the terms of the Addendum); Section 24: Additional Requirements (Company right to impose additional requirements on the Restricted Stock Units in case such requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate operation and administration of the Restricted Stock Units and the Plan); Section 26: Electronic Delivery (Company may deliver documents related to the Award or Plan electronically); Section 27: Governing Law and Jurisdiction (Agreement is governed by Illinois law without regard to any choice of law rules thereof; agreement to exclusive jurisdiction of Illinois courts); Section 28: English Language (documents will be drawn up in English; if a translation is provided, the English version controls); and the provision titled “Personal Data” under the heading “European Union (‘EU’) / European Economic Area (‘EEA’) / Switzerland / the United Kingdom”, included in this Addendum.

MEXICO

1. Commercial Relationship. You expressly recognize that your participation in the Plan and the Company’s grant of the Restricted Stock Units does not constitute an employment relationship between you and the Company. You have been granted the Restricted Stock Units as a consequence of the commercial relationship between the Company and the Affiliate in Mexico that employs you (“WBA Mexico”), and WBA Mexico is your sole employer. Based on the foregoing, you expressly recognize that (a) the Plan and the benefits you may derive from your participation in the Plan do not establish any rights between you and WBA Mexico, (b) the Plan and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by WBA Mexico, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with WBA Mexico.

2. Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Agreement and this Addendum. As such, you acknowledge and agree that the Company, in its sole discretion, may amend and/or discontinue your participation in the Plan at any time and without any liability. The Award, the shares of Stock subject to the Award and the income and value of the same is an extraordinary item of compensation outside the scope of your employment contract, if any, and is not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of WBA Mexico.

3. Securities Law Notification. The Restricted Stock Units and shares of Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, this Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and WBA Mexico and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of WBA Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

MONACO

Use of English Language. You acknowledge that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Vous reconnaissez avoir expressément exigé la rédaction en anglais de la présente Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs à, ou suite à, la présente Convention.

SWITZERLAND

Securities Law Notification. Neither this document nor any other materials relating to the Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (iii) has been or will be filed with, or approved or supervised by, any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

THAILAND

No country-specific provisions.

UNITED KINGDOM

1. Indemnification for Tax-Related Items. Without limitation to Section 10 of the Agreement, you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, your Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if you are a director or executive officer (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that you are a director or executive officer and income tax due is not collected from or paid by you within 90 days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that you ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or your Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or your Employer may recover from you at any time thereafter by any of the means referred to in Section 10 of the Agreement.

2. Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Restricted Stock Units, whether or not as a result of your Termination of Service (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Restricted Stock Units. Upon the grant of the Restricted Stock Units, you shall be deemed irrevocably to have waived any such entitlement.

3. Post-Termination Restrictions. To the extent that you are employed by your Employer pursuant to an employment agreement governed by the laws of England, Wales, Scotland and/or Northern Ireland, Paragraphs 2 and 3 of the NNCA Agreement attached to the Agreement as Exhibit A shall not apply to you.

***                ***                 ***                ***                 ***

By clicking the acceptance box for this grant agreement, I acknowledge receipt of the Restricted Stock Unit Award Agreement to which this Addendum is attached as Exhibit B, and I agree to the terms and conditions expressed in this Addendum.